Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Mark Kochvar
October 25, 2010	Chief Financial Officer
724-465-4826

S&T Bancorp, Inc. Announces Improved Third Quarter Earnings

Indiana, Pennsylvania – S&T Bancorp, Inc. (NASDAQ: STBA), a full-service financial institution with office locations in 10 Pennsylvania counties, has announced its third quarter earnings.

Todd D. Brice, president and chief executive officer of S&T Bancorp, Inc., offered the following highlights:

•

Third quarter earnings were $10.9 million, an increase of 39% from the prior quarter, with diluted earnings per common share of $0.39 compared to $0.28 in the second quarter of 2010 and $0.28 in the third quarter of 2009.

•	Mortgage banking activities resulted in net revenue of $1.6 million in the third quarter of 2010 compared to $0.2 million in the second quarter of 2010.

•	Nonperforming assets remain stable at 2.45% of total loans plus OREO compared to 2.41% in the second quarter of 2010 and down from 2.64% in the third quarter of 2009.

•	Net interest margin increased to 4.09%, an improvement of four basis points from the prior quarter and 15 basis points from the third quarter of 2009.

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S&T Earnings Release - 2

S&T Bancorp, Inc. Announces Improved Third Quarter Earnings (cont.)

“We are extremely pleased to deliver a positive quarter with improved results to our shareholders,” said Brice. “Overall, the business performed very well for the quarter, including a strong performance from our mortgage banking business. We continue to see signs of stabilization in our loan portfolio as evidenced by improving asset quality metrics. At the same time, we remain focused on the challenges that lie ahead as we move forward in these unprecedented times.”

Net Interest Income

Net interest income on a fully taxable equivalent basis for the third quarter of 2010 was $38.1 million compared to $37.8 million in the second quarter of 2010 and $38.1 million in the third quarter of 2009. The net interest margin on a fully taxable equivalent basis increased to 4.09% in the third quarter compared to 4.05% in the second quarter of 2010 and 3.94% in the third quarter of 2009. Net interest income remains strong despite declines in average loans of $24.8 million and average securities of $27.0 million from the second quarter of 2010. The increase in net interest margin is a result of lower deposit costs and an increase in interest collected on nonperforming loans.

Noninterest Income

Noninterest income increased to $12.3 million compared to $11.4 million in the second quarter of 2010 and $10.3 million in the third quarter of 2009. The increase is primarily a result of mortgage banking activities including net derivative gains and higher loan sales. Net gains on our mortgage derivatives of $0.7 million were reported in the third quarter compared to a loss in the second quarter of $0.1 million. Gains on loan sales increased to $0.5 million from the prior quarter gains of $0.2 million due to a higher volume of loan activity and an improvement on the pricing of mortgage sales. Mortgage banking gains were offset by a decrease in NSF fees of $0.2 million and a decrease in letter of credit fees of $0.3 million from the second quarter of 2010.

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S&T Earnings Release - 3

S&T Bancorp, Inc. Announces Improved Third Quarter Earnings (cont.)

Asset Quality

Nonperforming assets remain stable at $82.7 million or 2.45% of total loans plus other real estate owned (“OREO”) compared to $82.0 million or 2.41% in the second quarter of 2010 and down from $91.2 million or 2.64% in the third quarter of 2009. Included in nonperforming assets were troubled debt restructurings (TDRs) of $14.6 million. These TDRs are a result of our efforts to work directly with our customers in these challenging times. Delinquency improved for the third quarter with total portfolio delinquency at 2.69% compared to 3.10% in the second quarter of 2010 and 3.57% in the third quarter of 2009. Further, criticized and classified assets decreased $31.8 million or 8.7% from the second quarter of 2010.

“We are encouraged by the improving asset quality metrics that we experienced in the third quarter. Our focus remains on resolving these problem credits and moving them out of the portfolio as quickly and favorably as possible,” Brice said.

The provision for loan losses was $8.3 million for the third quarter compared to $9.1 million for the second quarter of 2010 and $8.4 million in the third quarter of 2009. Net charge-offs were $6.0 million for the third quarter compared to $18.2 million in the second quarter and $5.4 million in the third quarter of 2009.

The allowance for loan losses at September 30, 2010 was $56.3 million or 1.67% of total loans, as compared to $54.0 million or 1.59% at June 30, 2010 and $60.9 million or 1.77% at September 30, 2009. The allowance to nonperforming loans was 75% at September 30, 2010, 70% at June 30, 2010 and 70% at September 30, 2009. Included in the allowance is $10.5 million of specific reserves compared to $8.0 million in the second quarter of 2010 and $17.9 million in the third quarter of 2009.

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S&T Earnings Release - 4

S&T Bancorp, Inc. Announces Improved Third Quarter Earnings (cont.)

Noninterest Expense

Noninterest expense for the third quarter was $25.0 million compared to $25.7 million for the second quarter of 2010 and $24.8 million for the third quarter of 2009. The decrease from the second quarter of 2010 primarily relates to a reduction in the reserve for unfunded loan commitments of $0.9 million compared to a reduction recorded in the second quarter of $0.4 million. The reduction in the reserve is a result of a decrease in volume in unfunded commitments. Additionally, there was a $0.5 million reduction in legal expenses due to onetime legal costs incurred in the second quarter of 2010. These decreases were offset by a write-off of an uncollectible receivable related to excess expenses of $0.9 million for a mutual fund advised by an affiliate, compared to a write-off in the second quarter of 2010 of $0.4 million. The entire remaining receivable was written off in this quarter.

Financial Condition

Total assets were $4.1 billion at September 30, 2010 and June 30, 2010 compared to $4.2 billion at September 30, 2009. The decrease from September 30, 2009 is attributable to lower loan balances due to pay-offs and charge-offs outpacing customer demand and also lower investment balances. Total loans remain at $3.4 billion at September 30, 2010, June 30, 2010 and September 30, 2009. Total commercial loans are down $24.2 million from the previous quarter and $54.7 million from September 30, 2009.

Total deposits were $3.3 billion at September 30, 2010, June 30, 2010 and September 30, 2009. Demand deposits remain strong at $743.5 million as of September 30, 2010 compared to $732.6 million at June 30, 2010 and $673.9 million at September 30, 2009. Total borrowings decreased to $168.7 million at September 30, 2010 from $227.2 million at June 30, 2010 and have decreased from $330.8 million at September 30, 2009. Stable deposits and declines in earning assets have resulted in reductions in borrowings.

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S&T Earnings Release - 5

S&T Bancorp, Inc. Announces Improved Third Quarter Earnings (cont.)

S&T’s capital ratios continue to improve and exceed the “well-capitalized” thresholds of federal bank regulatory agencies with a tier 1 leverage capital ratio of 10.92%, tier 1 risk-based capital ratio of 12.97% and total risk-based capital ratio of 16.35%. The increase in capital ratios is attributable to earnings retention and a reduction in risk-weighted assets. S&T’s tangible common equity ratio increased to 7.53% compared to 7.23% for the second quarter of 2010 and 6.48% for the third quarter of 2009.

About S&T Bancorp, Inc.

Headquartered in Indiana, PA, S&T Bancorp, Inc. operates 53 offices within Allegheny, Armstrong, Blair, Butler, Cambria, Clarion, Clearfield, Indiana, Jefferson and Westmoreland counties. With assets of $4.1 billion, S&T Bancorp, Inc. stock trades on the NASDAQ Global Select Market System under the symbol STBA.

This information may contain forward-looking statements regarding future financial performance which are not historical facts and which involve risks and uncertainties. Actual results and performance could differ materially from those anticipated by these forward-looking statements. Factors that could cause such a difference include, but are not limited to, general economic conditions, change in interest rates, deposit flows, loan demand, asset quality, including real estate and other collateral values, and competition. In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), S&T management uses and this press release contains or references, certain non-GAAP financial measures, such as net interest income on a fully taxable equivalent basis. S&T believes these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of others in the financial services industry. Although S&T believes that these non-GAAP financial measures enhance investors’ understanding of S&T’s business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. A reconciliation of these non-GAAP financial measures is presented in the attached financial data spreadsheet. This information should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K for S&T Bancorp, Inc. and subsidiaries.

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S&T Earnings Release - 6

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(Dollars in thousands, except per share data)

	2010	2010	2009
	Third	Second	Third
	Quarter	Quarter	Quarter
Income Statements
Interest Income	$45,325	$45,561	$48,310
Interest Expense	8,352	8,936	11,477

Net Interest Income	36,973	36,625	36,833
Taxable Equivalent Adjustment	1,137	1,194	1,284

Net Interest Income (FTE)	38,110	37,819	38,117

Provision For Loan Losses	8,278	9,127	8,382

Net Interest Income After Provisions (FTE)	29,832	28,692	29,735

Security Gains (Losses), Net	6	103	(2,059)

Service Charges and Fees	2,974	3,166	3,305
Wealth Management	1,861	1,916	1,920
Insurance	2,125	1,964	2,020
Other	5,369	4,380	3,038

Total Noninterest Income	12,329	11,426	10,283

Salaries and Employee Benefits	11,887	11,811	12,284
Occupancy and Equipment Expense, Net	2,863	2,987	2,882
Data Processing Expense	1,547	1,451	1,565
FDIC Expense	1,359	1,398	1,526
Other	7,292	8,088	6,582

Total Noninterest Expense	24,948	25,735	24,839

Income Before Taxes	17,219	14,486	13,120
Taxable Equivalent Adjustment	1,137	1,194	1,284
Applicable Income Taxes	3,600	3,888	2,578

Net Income	12,482	9,404	9,258
Preferred Stock Dividends	1,551	1,549	1,543

Net Income Available to Common Shareholders	$10,931	$7,855	$7,715

Per Common Share Data:

Shares Outstanding at End of Period	27,849,171	27,819,757	27,684,807
Average Shares Outstanding - Diluted	27,812,637	27,797,206	27,695,205
Diluted Earnings Per Share	$0.39	$0.28	$0.28
Dividends Declared	$0.15	$0.15	$0.15
Common Book Value	$16.83	$16.55	$15.77
Tangible Common Book Value (1)	$10.61	$10.31	$9.44
Market Value	$17.42	$19.76	$12.96

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S&T Earnings Release - 7

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(Dollars in thousands, except per share data)

	For the Nine Months Ended September 30,
	2010	2009
Income Statements
Interest Income	$136,209	$147,961
Interest Expense	26,697	38,434

Net Interest Income	109,512	109,527
Taxable Equivalent Adjustment	3,552	3,929

Net Interest Income (FTE)	113,064	113,456

Provision For Loan Losses	21,835	61,954

Net Interest Income After Provisions (FTE)	91,229	51,502

Security Gains (Losses), Net	263	(4,601)

Service Charges and Fees	9,111	9,593
Wealth Management	5,761	5,575
Insurance	6,457	5,867
Other	13,616	11,263

Total Noninterest Income	34,945	32,298

Salaries and Employee Benefits	36,263	36,637
Occupancy and Equipment Expense, Net	8,923	8,987
Data Processing Expense	4,601	4,575
FDIC Expense	4,059	6,914
Other	24,769	25,927

Total Noninterest Expense	78,615	83,040

Income (Loss) Before Taxes	47,822	(3,841)
Taxable Equivalent Adjustment	3,552	3,929
Applicable Income Taxes	11,080	(6,530)

Net Income (Loss)	33,190	(1,240)
Preferred Stock Dividends	4,648	4,368

Net Income (Loss) Available to Common Shareholders	$28,542	($5,608)

Per Common Share Data:

Average Shares Outstanding - Diluted	27,789,910	27,654,570
Diluted Earnings (Loss) Per Share	$1.03	($0.20)
Dividends Declared	$0.45	$0.61

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S&T Earnings Release - 8

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(Dollars in thousands)

	2010		2010		2009
	Third		Second		Third
	Quarter		Quarter		Quarter
Balance Sheet (Period-End)
Assets
Cash	$88,157		$71,150		$68,111
Securities	301,260		339,737		389,980
Loans, Net	3,314,702		3,342,761		3,385,466
Other Assets	393,989		385,590		364,667

Total Assets	$4,098,108		$4,139,238		$4,208,224

Liabilities and Shareholders’ Equity
Noninterest-bearing Deposits	$743,453		$732,618		$673,863
Interest-bearing Deposits	2,561,117		2,564,578		2,605,921
Short-term Borrowings	48,189		96,246		143,980
Long-term Debt	120,468		130,947		186,772
Other Liabilities	50,374		48,646		56,006
Shareholders’ Equity	574,507		566,203		541,682

Total Liabilities and Shareholders’ Equity	$4,098,108		$4,139,238		$4,208,224

Net Interest Margin (Quarterly Averages)
Assets
Loans - FTE	$3,377,607	5.10%	$3,402,494	5.12%	$3,439,700	5.25%
Securities/Other - FTE	315,823	3.82%	342,813	3.89%	397,106	4.11%

Total Interest-earning Assets	3,693,430	4.99%	3,745,307	5.01%	3,836,806	5.13%
Noninterest-earning Assets	412,247		390,075		371,160

Total Assets	$4,105,677		$4,135,382		$4,207,966

Liabilities and Shareholders’ Equity
Now/Money Market/Savings	$1,250,278	0.24%	$1,280,421	0.28%	$1,190,637	0.39%
Certificates of Deposits	1,309,880	1.89%	1,308,614	2.01%	1,413,302	2.20%
Borrowed funds < 1 year	62,011	0.24%	74,779	0.36%	162,450	0.34%
Borrowed funds > 1 year	121,218	4.26%	135,906	4.13%	199,945	4.63%

Total Interest-bearing Liabilities	2,743,387	1.21%	2,799,720	1.28%	2,966,334	1.54%

Noninterest-bearing Liabilities:
Demand Deposits	743,265		728,517		647,325
Shareholders’ Equity/Other	619,025		607,145		594,307

Total Noninterest-bearing Liabilities	1,362,290		1,335,662		1,241,632

Total Liabilities and Shareholders’ Equity	$4,105,677		$4,135,382		$4,207,966

Net Yield on Interest-Earning Assets		4.09%		4.05%		3.94%

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S&T Earnings Release - 9

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(Dollars in thousands)

	2010		2010		2009
	Third		Second		Third
	Quarter		Quarter		Quarter
Loans (Period-End)
Consumer
Home Equity	$451,275		$451,274		$459,190
Residential Mortgage	365,390		363,660		367,743
Consumer Installment	76,148		76,755		81,454
Construction	6,946		9,624		12,029

Total Consumer Loans	899,759		901,313		920,416
Commercial
Commercial Real Estate	1,436,971		1,424,212		1,425,552
Commercial & Industrial	728,091		734,077		747,656
Construction	306,162		337,127		352,723

Total Commercial Loans	2,471,224		2,495,416		2,525,931

Total Loans	$3,370,983		$3,396,729		$3,446,347

		% NPL		% NPL		% NPL
Nonperforming Loans (NPL)
Consumer
Home Equity	$1,700	0.38%	$1,777	0.39%	$2,190	0.48%
Residential Mortgage	5,159	1.41%	7,398	2.03%	5,302	1.44%
Consumer Installment	89	0.12%	93	0.12%	46	0.06%
Construction	530	7.63%	—	—	—	—

Total Consumer Loans	7,478	0.83%	9,268	1.03%	$7,538	0.82%
Commercial
Commercial Real Estate	51,792	3.60%	51,070	3.59%	38,734	2.72%
Commercial & Industrial	8,469	1.16%	2,265	0.31%	12,595	1.68%
Construction	7,600	2.48%	14,686	4.36%	27,587	7.82%

Total Commercial Loans	67,861	2.75%	68,021	2.73%	78,916	3.12%

Total Nonperforming Loans	$75,339	2.23%	$77,289	2.28%	$86,454	2.51%

Construction and Commercial Real Estate (CRE) by Location
Pennsylvania	$1,382,894		$1,404,508		$1,450,293
New York	102,315		101,741		90,006
Ohio	70,363		78,244		74,451
West Virginia	21,852		15,994		11,834
Tennessee	20,379		17,917		12,647
Southeast Region	54,802		49,442		48,530
Southwest Region	30,547		32,735		30,061
Midwest Region	23,417		26,141		24,035
Western Region	13,170		13,207		12,645
Mid-Atlantic Region	12,327		11,925		12,296
New England	11,067		9,485		11,477

Total Construction and CRE by Location	$1,743,133		$1,761,339		$1,778,275

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S&T Earnings Release - 10

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(Dollars in thousands)

	2010		2010		2009
	Third		Second		Third
	Quarter		Quarter		Quarter

		% NPL		% NPL		% NPL
Construction and Commercial Real Estate - NPL by Location
Pennsylvania	$45,760	3.31%	$50,100	3.57%	$43,342	2.99%
New York	1,815	1.77%	3,253	3.20%	10,560	11.73%
Ohio	—	—	—	—	—	—
West Virginia	—	—	—	—	—	—
Tennessee	—	—	—	—	—	—
Southeast Region	2,457	4.48%	2,534	5.13%	1,836	3.78%
Southwest Region	1,406	4.60%	3,522	10.76%	2,318	7.71%
Midwest Region	—	—	—	—	—	—
Western Region	—	—	—	—	—	—
Mid-Atlantic Region	—	—	—	—	—	—
New England	7,954	71.87%	6,347	66.92%	8,265	72.01%

Total Construction and CRE - NPL by Location	$59,392	3.41%	$65,756	3.73%	$66,321	3.73%

Construction and Commercial Real Estate by Type
Retail/Strip Malls	$298,956		$297,864		$311,885
Offices	227,663		224,011		242,321
Residential Rental Properties	218,436		285,705		261,573
Hotels	195,841		192,416		153,065
Manufacturing/Industrial/Warehouse	128,820		137,427		126,222
Flex/Mixed Use	112,081		102,616		101,811
Real Estate Development - Commercial	103,110		104,927		104,476
Real Estate Development - Residential	92,855		74,799		96,716
Healthcare/Education	91,755		94,648		95,977
Miscellaneous	273,616		246,926		284,229

Total Construction and CRE by Type	$1,743,133		$1,761,339		$1,778,275

		% NPL		% NPL		% NPL
Construction and Commercial Real Estate - NPL by Type
Retail/Strip Malls	$3,866	1.29%	$5,463	1.83%	$6,568	2.11%
Offices	3,036	1.33%	1,868	0.83%	1,195	0.49%
Residential Rental Properties	12,653	5.79%	15,706	5.50%	4,524	1.73%
Hotels	2,562	1.31%	3,562	1.85%	2,095	1.37%
Manufacturing/Industrial/Warehouse	555	0.43%	3,634	2.64%	—	—
Flex/Mixed Use	3,182	2.84%	2,375	2.31%	1,655	1.63%
Real Estate Development - Commercial	9,181	8.90%	7,449	7.10%	12,165	11.64%
Real Estate Development - Residential	4,965	5.35%	5,079	6.79%	14,445	14.94%
Healthcare/Education	3,951	4.31%	3,423	3.62%	3,939	4.10%
Miscellaneous	15,440	5.64%	17,197	6.96%	19,735	6.94%

Total Construction and CRE - NPL by Type	$59,391	3.41%	$65,756	3.73%	$66,321	3.73%

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S&T Earnings Release - 11

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(Dollars in thousands, except per share data)

	2010	2010	2009
	Third	Second	Third
	Quarter	Quarter	Quarter
Asset Quality Data
Nonaccrual Loans and Nonperforming Loans	$75,339	$77,289	$86,454
Assets Acquired through Foreclosure or Repossession	7,367	4,737	4,745
Nonperforming Assets	82,706	82,026	91,199
Allowance for Loan Losses	56,281	53,968	60,880
Nonperforming Loans / Loans	2.23%	2.28%	2.51%
Nonperforming Assets / Loans plus OREO	2.45%	2.41%	2.64%
Allowance for Loan Losses / Loans	1.67%	1.59%	1.77%
Allowance for Loan Losses / Nonperforming Loans	75%	70%	70%
Net Loan Charge-offs (Recoveries)	5,965	18,182	5,376
Net Loan Charge-offs (Recoveries) (Annualized) / Average Loans	0.70%	2.14%	0.62%

Profitability Ratios (Annualized)
Common Return on Average Assets	1.06%	0.76%	0.73%
Common Return on Average Tangible Assets (2)	1.10%	0.80%	0.76%
Common Return on Average Common Equity	7.61%	5.60%	5.67%
Common Return on Average Tangible Common Equity (3)	14.93%	11.12%	11.75%
Efficiency Ratio (FTE) (4)	49.46%	52.26%	51.32%

Capitalization Ratios
Dividends Paid to Net Income	38.18%	53.08%	53.77%
Common Equity / Assets	11.43%	11.12%	10.37%
Leverage Ratio	10.92%	10.64%	9.92%
Risk Based Capital - Tier I	12.97%	12.52%	11.57%
Risk Based Capital - Total	16.35%	15.87%	14.86%
Tangible Common Equity / Tangible Assets (5)	7.53%	7.23%	6.48%

		For the Nine Months Ended September 30,
		2010	2009
Asset Quality Data
Net Loan Charge-offs (Recoveries)		25,134	43,763
Net Loan Charge-offs (Recoveries) (Annualized) / Average Loans		0.99%	1.67%

Profitability Ratios (Annualized)
Common Return on Average Assets		0.92%	-0.17%
Common Return on Average Tangible Assets (6)		0.97%	-0.18%
Common Return on Average Common Equity		6.78%	-1.38%
Common Return on Average Tangible Common Equity (7)		13.47%	-2.78%
Efficiency Ratio (FTE) (4)		53.12%	56.97%

Capitalization Ratios
Dividends Paid to Net Income (Loss)		43.81%	-379.37%

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S&T Earnings Release - 12

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(Dollars in thousands, except per share data)

	2010	2010	2009
	Third	Second	Third
	Quarter	Quarter	Quarter
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

(1) Tangible Common Book Value
Common Book Value (GAAP Basis)	$16.83	$16.55	$15.77
Effect of Excluding Intangible Assets	(6.22)	(6.24)	(6.33)

Tangible Common Book Value	$10.61	$10.31	$9.44

(2) Common Return on Average Tangible Assets
Common Return on Average Assets (GAAP Basis)	1.06%	0.76%	0.73%
Effect of Excluding Intangible Assets	0.04%	0.04%	0.03%

Common Return on Average Tangible Assets	1.10%	0.80%	0.76%

(3) Common Return on Average Tangible Common Equity
Common Return on Average Common Equity (GAAP Basis)	7.61%	5.60%	5.67%
Effect of Excluding Intangible Assets	3.99%	3.02%	3.38%
Effect of Excluding Preferred Stock	3.33%	2.50%	2.70%

Common Return on Average Tangible Common Equity	14.93%	11.12%	11.75%

(4) Recurring noninterest expense divided by recurring noninterest income plus net interest income, on a fully taxable equivalent basis.

(5) Tangible Common Equity / Tangible Assets
Common Equity / Assets (GAAP Basis)	11.43%	11.12%	10.37%
Effect of Excluding Intangible Assets	-3.90%	-3.89%	-3.89%

Tangible Common Equity / Tangible Assets	7.53%	7.23%	6.48%

		For the Nine Months Ended September 30,
		2010	2009
(6) Common Return on Average Tangible Assets
Common Return on Average Assets (GAAP Basis)		0.92%	-0.17%
Effect of Excluding Intangible Assets		0.05%	-0.01%

Common Return on Average Tangible Assets		0.97%	-0.18%

(7) Common Return on Average Tangible Common Equity
Common Return on Average Common Equity (GAAP Basis)		6.78%	-1.38%
Effect of Excluding Intangible Assets		3.66%	-0.75%
Effect of Excluding Preferred Stock		3.03%	-0.65%

Common Return on Average Tangible Common Equity		13.47%	-2.78%